Exhiit 99.1

Contacts:

Media Robert C. Ferris (973) 455-3388 rob.ferris@honeywell.com	Investor Relations Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

HONEYWELL NO LONGER PURSUING COMBINATION WITH UNITED TECHNOLOGIES

MORRIS PLAINS, N.J., March 1, 2016 –Honeywell (NYSE: HON) today announced that it is no longer pursuing a strategic combination with United Technologies due to their unwillingness to engage in negotiations.  Honeywell was interested in a combination because we saw compelling value creation for both sets of shareholders and a readily executable transaction due to two largely complementary business portfolios.

 Honeywell strongly disagrees with United Technologies’ characterization of the regulatory and customer risks associated with the transaction.  We remain confident that the regulatory process would not have presented a material obstacle to a transaction. United Technologies felt the same way as we do when they approached us in May, 2011 and in April, 2015.  In our approach to their Chairman and their CEO on February 19, 2016, we had hoped to continue amicable and quiet discussions of a combination.  In fact, we were told by them during the meeting that such a combination would be fabulous, they would take it very seriously, and they would get back to us with questions within a week in anticipation of their upcoming Board meeting.

 Both companies have agreed in the recent past that the industrial logic was compelling in a very doable transaction.  “From both an industrial logic and shareholder value perspective, Honeywell and United Technologies are a great match and that is why the two companies have been talking about a combination for more than 15 years,” said Honeywell Chairman and CEO, Dave Cote. “We made a full and fair offer that would have greatly benefitted both sets of shareowners.  Considerable value would have been added through the $3.5 billion of very achievable cost synergies (6% of UTX sales, 4% of total sales) and application of Honeywell management practices, especially our extensive software capability and cost management that would support needed product reinvestment.  It also would have created the opportunity to construct an excellent core growth portfolio.  However, continuing to try to negotiate with an unwilling partner is inconsistent with our disciplined acquisition process.

We have a terrific growth story for standalone Honeywell that we look forward to sharing at our Investor Day on March 2.”

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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